Exhibit 10.8

CONFIDENTIAL SEPARATION AGREEMENT

This Confidential Separation Agreement (“Agreement”) is entered into as of the Separation Date indicated below between KIMBALL HILL, INC. (“Company”) and KIRK T. BREITENWISCHER (“Employee” or “you”).

Whereas, Employee and Company have concluded that it is in their mutual best interests that Employee’s employment relationship with Company should be terminated; and

Whereas, Company and Employee wish to provide for the termination of their employment relationship and all agreements that may have existed between them, and fully and finally to settle any and all actual or potential disputes arising out of Employee’s employment by Company or the termination of Employee’s employment with Company, on terms and conditions that are fair and mutually beneficial.

Therefore, in consideration of the mutual promises and agreements set forth in this Agreement, Company and Employee agree as follows:

I.                                         Employment Separation.

A.                                    Separation Date. Effective April 30, 2006 (“Separation Date”), Employee resigns from all active employment by and all offices and positions with Company and Company’s subsidiaries and affiliates, including but not limited to the position of Senior Vice President and National Land President of Kimball Hill, Inc. Upon Company’s request, Employee shall execute and deliver to Company written resignations as a director and officer of all of Company’s subsidiaries and affiliates.

B.
Separation. Effective on the Separation Date, Employee’s employment shall end and Employee shall have no duties and no authority to make any representations or commitments on behalf of Company and Company’s subsidiaries and affiliates, as a director, officer, employee or in any other capacity whatsoever. Thereafter, Employee shall have no further rights deriving from Employee’s employment by Company or Company’s subsidiaries and affiliates and shall not be entitled to any further compensation or non-vested benefits, except as provided in this Agreement.

II.                                     Consideration.

A.                                    Separation Payment. In exchange for Employee’s Covenants in Section IV, Employee’s Waiver and Release of Claims in Section V, and the other acknowledgements and agreements in this Agreement, and subject to the terms and conditions of this Agreement, Company will pay Employee a separation payment in the gross amount of $400,000.00 payable in a single payment (the “Separation Payment”) at the time specified in Section V of this Agreement. Employee acknowledges and agrees that the Separation Payment is in lieu of, and not in addition to, any and all payments otherwise provided for in the Company Severance Pay

Policy. If Employee has cancelled this Agreement pursuant to Section V of the Agreement, then Company will have no obligation to pay Employee any portion of the Separation Payment.

B.                                    Stock Purchase. Employee acknowledges and agrees that under the terms of the “Kimball Hill Homes Stock Option Agreements” dated respectively October 31, 1995, October 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001, and the “Agreement and Amendment” dated September 30, 2005, Company has no obligation to purchase from Employee any Company Stock owned by Employee upon Employee’s resignation from Company. Nonetheless, at Employee’s request and in exchange for Employee’s Covenants in Section IV, Employee’s Waiver and Release of Claims in Section V, and the other acknowledgements and agreements in this Agreement, and subject to the terms and conditions of this Agreement, Company hereby agrees to purchase from Employee all Company Stock owned by Employee, in accordance with the following provisions:

1.                                       Employee currently owns 77,000 shares of common stock of Company, represented by Certificate No. 31 dated 10/31/1999, Certificate No. 36 dated 12/31/2001, Certificate No. 84 dated 12/29/2004, Certificate No. 88 dated 2/19/2005, and Certificate No. 95 dated 9/30/2005 (the “Company Stock”). Employee represents and warrants that he is the lawful owner of, and has the complete right, title, and interest in and to the Company Stock, free and clear of any and all liens, encumbrances, or rights of third parties, that he has not sold, transferred, pledged, or assigned the Company Stock, and that he has full power to sell, transfer, and assign the Company Stock to Company in accordance with the terms of this Agreement.

2.                                       Employee agrees to sell, and Company agrees to buy, effective as of the Separation Date, the Company Stock at a price of $115.50 per share, for a total purchase price of $8,893,500.00 (“Purchase Price”). Employee and Company agree that this Purchase Price represents the fair market value of the Company Stock as of the Separation Date.

3.                                       Employee agrees that he will deliver to Company the following documents:

a.                                       Certificate No. 31 dated 10/31/1999, Certificate No. 36 dated 12/31/2001, Certificate No. 84 dated 12/29/2004, Certificate No. 88 dated 2/19/2005, and Certificate No. 95 dated 9/30/2005 (collectively, the “Certificates”); and

b.                                      Executed Stock Powers for all the aforesaid stock certificates in substantially the form of Exhibit A to this Agreement.

Employee will deliver the Certificates and the executed Stock Powers to Company not later than July 31, 2006, provided that Employee has not cancelled this Agreement pursuant to Section V of the Agreement. Title to the Company Stock will vest in Company immediately upon Employee’s delivery of the Certificates and the executed Stock Powers to Company. If Employee has cancelled this Agreement pursuant to Section V of this Agreement, then Employee will have no obligation under this Section II to deliver the Certificates and the Stock Powers to Company.

4.                                       Provided that Employee has delivered the Certificates and the executed Stock Powers to Company in accordance with this Section II, and subject to the provisions of Section II.C. below, Company will pay Employee the Purchase Price in two installments, as follows:

a.                                       Installment One of the Purchase Price, in the amount of $5,082,000.00, will be paid on the date on which Employee delivers the Certificates and executed Stock Powers to Company, but in any event no earlier than July 15, 2006.

b.                                      Installment Two of the Purchase Price, in the amount of $3,811,500.00, will be paid to Employee on January 31, 2007; provided, however, that if Company issues equity securities to a non-affiliated third party prior to January 31, 2007, then Company shall pay Installment Two within thirty (30) days after the issuance of equity securities to that non-affiliated third party is completed. Installment Two of the Purchase Price shall be evidenced by the Company’s Non-Negotiable Promissory Note in substantially the form attached as Exhibit B, which shall be delivered to Employee on the date on which Employee delivers the Certificates and executed Stock Powers to Company as aforesaid.

C.                                    Notwithstanding anything in this Agreement to the contrary, under no circumstances will Company be obligated to make any payment of the Separation Payment or the Purchase Price if, in the reasonable opinion of Company, the payment is prohibited (a) by any restrictions created prior to the Separation Date which are contained in any existing loan agreement, any existing debt instrument, any existing equity financing agreement, or any similar agreement or commitment (including without limitation the provisions of the Company’s 10½% Senior Subordinated Notes Due 2012), except to the extent that such payment is prohibited by reason of the Company's purchase or redemption of, or agreement to purchase or redeem, its common stock from any other shareholder that occurs after the Separation Date; or (b) by any federal, state, or other securities law, or any other requirement of law or of any regulatory body with jurisdiction over the Company. If, in the Company’s reasonable opinion, a payment is prohibited by any such restrictions or laws (subject to the aforesaid exception), then the time periods provided for in this Agreement for making that payment shall be suspended at the election of the Company, and the Company shall make such payment as soon as, in Company’s reasonable opinion, it is permitted to do so under any such restrictions or laws. In addition, if Employee has cancelled this Agreement pursuant to Section V of the Agreement, then Company will have no obligation to pay Employee any portion of the Purchase Price for the Company Stock.

D.                                    The Separation Payment and all payments of the Purchase Price shall be made either by wire transfer or by check payable to Kirk T. Breitenwischer at the following address:

3707 Wroxton

Houston, TX 77005

The check shall be mailed first class mail, postage prepaid, and each payment shall be considered made as of the date of mailing.

E.                                      Employee Acknowledgments.

1.                                       Employee acknowledges and agrees that Company has made no representations to Employee regarding any tax consequences to Employee resulting from or relating to this Agreement, and Employee agrees that any tax consequences to Employee resulting from or relating to this Agreement shall be borne solely by Employee.

2.                                       Employee acknowledges and agrees that the Separation Payment and the Company’s offer to purchase his Company Stock upon the termination of his employment is good and valuable consideration. If Employee does not sign this Agreement or, after signing, cancels this Agreement, then he shall not receive any portion of the Separation Payment or the Purchase Price and shall receive only those benefits and payments required by law.

F.                                      Withholding. Company will withhold from the Separation Payment all appropriate deductions for employee benefits, if applicable, and all amounts necessary for Company to satisfy its withholding obligations under applicable tax laws.

III.                                 Other Benefits and Compensation Payable.

A.                                    Vacation Pay. In addition to the Separation Payment and the Purchase Price, Company will pay Employee for any accrued and unused vacation days and floating holidays earned by Employee as of the Separation Date, except that if Employee has taken unearned vacation days, Employee’s final regular paycheck will be reduced to reflect the cost of such vacation days.

B.                                    Matching Contributions. Under Company’s Matching Contributions Program, Company will match only charitable contributions made prior to Employee’s Separation Date.

C.                                    Withholding. Company will withhold from the compensation and benefits payable to Employee under this Section III all appropriate deductions for employee benefits, if applicable, and all amounts necessary for Company to satisfy its withholding obligations under applicable tax laws.

IV.                                 Employee’s Covenants. Employee and Company desire to provide for the protection of the business, good will, confidential information, relationships, and other proprietary rights of Company. Accordingly, Employee agrees to the following:

A.                                    Property of Company. By the Separation Date, Employee will return to Company all Company property, including but not limited to:  identification cards; files; computer hardware, software, equipment, and disks; cell phones and ancillary cell phone equipment; keys and keycards; credit cards; and all Confidential Information (as defined in Section IV.D.) or other company business records, except that Employee may retain his laptop computer, provided that Employee delivers the laptop to the Company IT representative in Houston prior to April 30, 2006 so that the Company can remove all Company proprietary programs and all Company information from this computer. Employee shall be entitled to utilize the office space he is currently occupying (at no cost) from the Separation Date through June 30, 2006.

B.                                    Future Conduct.

1.                                       Company and Employee each agree that they hold the other in esteem and each agrees not to make disparaging comments about the other. Company and Employee further agree that each will not engage in any other conduct that would otherwise harm the reputation or good will of Company or its management or Employee.

2.                                       Employee agrees to cooperate fully with Company, including its attorneys or accountants, in connection with any potential or actual litigation, or other real or potential disputes, which directly or indirectly involves Company. Employee agrees to be reasonably available to appear as a witness and be reasonably available to attend depositions, consultations, or meetings regarding litigation or potential litigation as requested by Company. Company acknowledges that these efforts, if necessary, will impose on Employee’s time and would likely interfere with other commitments Employee may have in the future. Consequently, Company shall attempt to schedule such depositions, consultations, or meetings in coordination with Employee’s schedule, but Employee recognizes that scheduling of certain court proceedings, including depositions, may be beyond Company’s control. Company agrees to compensate Employee for Employee’s time hereunder at a rate equal to $100.00 per hour for actual time spent traveling to and from and attending such depositions, consultations, or meetings, not to include ancillary time spent at hotels and related locations during evenings between proceedings. Company also agrees to reimburse Employee for the out-of-pocket expenditures actually and reasonably incurred by Employee in connection with the performance of the services contemplated by this Section IV, including hotel accommodations, air fare transportation, and meals, consistent with Company’s generally-applicable expense reimbursement policies. It is expressly understood by the parties that any compensation paid by Company to Employee under this Section IV shall be in exchange for Employee’s time only and is not agreed, intended, or understood to be dependent upon the character or content of any information Employee discloses in good faith in any such proceedings, consultations, or meetings.

C.                                    Confidentiality of this Agreement. Employee shall not reveal or disclose the terms or substance of this Agreement to any other person (including former, current, or future employees of Company), except as required by subpoena, court order, or other legal process. If disclosure is compelled by any legal process, Employee shall notify Company as soon as notice of such process is received and before disclosure takes place. Notwithstanding these provisions, Employee may disclose the terms of this Agreement to members of Employee’s immediate family, Employee’s accountant or financial advisor, and Employee’s attorney, upon their agreement to maintain this Agreement in strict confidence.

D.                                    Nondisclosure of Confidential Information. Employee acknowledges that he performed services for the Company that required the Company to disclose to him confidential business information and trade secrets (“Confidential Information”). Employee agrees that he will not, without the Company’s prior express written authorization, use or disclose to any person outside the Company, any Confidential Information of Company, or any Confidential Information received from or about third parties by Company. Employee will use reasonable and prudent care to safeguard and prevent the unauthorized use or disclosure of Confidential Information. Employee acknowledges and agrees that Confidential Information is any information relating to the Company and its employees, customers, vendors, and development partners that is not generally available to the public, and includes information relating to the Company’s actual or anticipated business operations, including, but not limited to, information about the Company’s products, homebuilding designs and specifications, financial data, assets, liabilities, pricing, margins, business systems, business plans, marketing plans, customer strategy, land acquisition strategy, land acquisition terms, land development strategy, the identity of Company’s subcontractors, vendors, suppliers, and partners, resources, technical analyses, and recruiting and compensation practices.

E.                                      Protection of Company Proprietary Opportunities. Employee acknowledges and agrees that “Company Proprietary Opportunities” means any land acquisition or land development opportunity in which Company is participating or has expressed written interest (to a third party) prior to the Separation Date. Employee agrees that, for a period of 12 months following the Separation Date: (1) Employee will not become involved as a seller, buyer, or consultant, in any Company Proprietary Opportunity; and (2) Employee will not, directly or indirectly, own (other than a 5% ownership in a publicly traded company), manage, operate, or control any entity involved in a Company Proprietary Opportunity; and (3) Employee will not be employed by, perform services for, or consult with any entity involved in a Company Proprietary Opportunity; provided, however, that Employee may be employed by, perform services for, or consult with that entity in a capacity unrelated to the Company Proprietary Opportunity, so long as Employee does not assist in, participate in, or become involved in, the Company Proprietary Opportunity in any way.

F.                                      Nonsolicitation of Employees. Employee shall not, at any time prior to the Separation Date or during the twelve (12) month period following the Separation Date, solicit any person who was employed by Company on the Separation Date to leave the employ of Company.

G.                                    Company’s Right to Injunctive Relief. Employee acknowledges and agrees that the terms of this Section IV are material to this Agreement, and that if Employee breaches the obligations of this Agreement, then Employee shall be responsible for all damages caused to the Company, without prejudice to any other rights and remedies that Company may have. Employee acknowledges and agrees that the Confidential Information, Company Proprietary Opportunities, and employee knowledge acquired by Employee during his employment with Company is a valuable asset and that breach by Employee of his obligations will cause Company irreparable injury and damage that cannot be reasonably or adequately compensated by money damages. Employee, therefore, expressly agrees that Company shall be entitled to injunctive or other equitable relief in order to prevent or remedy a breach of this Agreement, in addition to monetary damages and such other remedies legally available to Company. Employee expressly waives the claim that Company has an adequate remedy at law.

V.                                     General Waiver and Release.

A.                                    General Waiver and Release by EMPLOYEE.

1.                                       As a material inducement to Company to enter into this Agreement, and in consideration of the Separation Payment and Company’s promise to purchase from Employee the Company Stock owned by Employee at the time of the termination of Employee’s employment, Employee knowingly and voluntarily releases and forever discharges Company, and all of its affiliates, parents, subsidiaries and related entities, and all of their past, present, and future partners, directors, officers, shareholders, employees, agents, insurers, attorneys, and assigns, from any federal, state, or local charges, claims, demands, actions, liabilities, suits, or causes of action, at law or equity or otherwise, and any and all rights to or claims for continued employment after the Separation Date, attorneys’ fees or damages (including contract, compensatory, punitive or liquidated damages) or equitable relief, which he may ever have had, has now, or may ever have or which Employee’s heirs, executors, or assigns can or shall have, against any or all of them, whether known or unknown, on account of or arising out of Employee’s employment with Company or any of its affiliates or the termination of Employee’s employment with Company or any of its affiliates.

2.                                       This release includes, but is not limited to, rights and claims arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990 (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Employee Retirement Income Security Act, 29 U.S.C. §1001 et seq. (“ERISA”), the Sarbanes-Oxley Act of 2002 (including the “whistleblower” provisions, 18 U.S.C. § 1514A et seq.), the Fair Labor Standards Act, any state equal pay act, the Illinois Human Rights Act, the Texas Commission on Human Rights Act, any state or local human rights statute or ordinance, any claim for payment under the Company’s Severance Pay Policy, any claims for any bonus payments, any claims or rights of action relating to wage payment and collection, breach of contract, breach of an employment agreement, violation of personnel policies or handbooks, public policy, personal or emotional injury, defamation, libel, slander, additional compensation, stock options, or fringe benefits; provided, however, the Employee does not release any claims he may have now or in the future for (1) indemnification by Company under its by-laws; or (2) any insurance coverage, including, without limitation, directors and officers liability insurance which might cover Employee for any acts or omissions he committed while an officer or employee of Company. Employee specifically waives the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claims not now known by Employee to exist. This release is not intended to waive or release any claim for failure to provide vested benefits under an employee benefit plan sponsored by the Company to which Employee is legally entitled, if any. This release also does not purport to waive claims arising after the date of this Agreement or claims that cannot be released by law.

YOU UNDERSTAND THAT THIS SEPARATION AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS YOU MAY HAVE AGAINST COMPANY AS OF THE DATE OF THIS AGREEMENT.

3.                                       As a material inducement to Employee to enter into this Agreement, Company knowingly and voluntarily releases and forever discharges Employee, and all of his affiliates, parents, subsidiaries and related entities, and all of their past, present, and future partners, directors, officers, shareholders, employees, agents, insurers, attorneys, and assigns, from any federal, state, or local charges, claims, demands, actions, liabilities, suits, or causes of action, at law or equity or otherwise, attorneys’ fees or damages (including contract, compensatory, punitive or liquidated damages) or equitable relief, which Company may ever have had, has now, or may ever have or which Company’s assigns can or shall have, against any or all of them, whether known or unknown, on account of or arising out of Employee’s employment with Company or any of its affiliates.

4.                                       This Agreement is presented to Employee on or before May 2, 2006. Employee acknowledges that he has been granted at least twenty-one days within which to consider this Agreement. Employee further acknowledges that by virtue of being presented with this Agreement, he has been advised in writing to consult with legal counsel and a tax advisor prior to executing this Agreement. Employee acknowledges that if he executes this Agreement prior to the expiration of twenty-one days, or chooses to forgo the advice of legal counsel or a tax advisor, he does so freely and knowingly, and waives any and all future claims that such action or actions would affect the validity of this Agreement. Employee further acknowledges that any changes to this Agreement, whether material or immaterial, do not restart the twenty-one day period.

5.                                       Employee understands that he may cancel this Agreement at any time on or before the seventh day following the date on which he signs the Agreement. To be effective, the decision to cancel must be in writing and delivered to Company, personally or by certified mail, on or before the seventh day after Employee signs this Agreement, to the attention of:

JoAnn M. Peterson

Vice President, Human Resources

Kimball Hill Homes

5999 New Wilke Road

Rolling Meadows, IL  60008

No portion of the Separation Payment will be paid to Employee prior to April 30, 2006 and until at least seven days have elapsed after the date on which Employee has signed this Agreement and Company has received this Agreement signed by Employee. No portion of the Separation Payment will be due and owing to Employee at all under this Agreement if Employee cancels this Agreement as provided in this Section V.

VI.                                 Miscellaneous Provisions.

1.                                       Employee Acknowledgments. Employee acknowledges and agrees that Employee has not suffered any on-the-job injury for which he has not already filed a claim; and that this Agreement states fully all agreements, commitments, promises, and understandings between Employee and Company relating to the termination of Employee’s employment and that in deciding to sign this Agreement, Employee has not relied on any agreements, promises, representations, or statements that are not expressly set forth in this Agreement.

2.                                       Non-Assignment of Claims. Employee represents and warrants that Employee has not sold, assigned, transferred, conveyed, or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, suit, debt, obligation, account, contract, agreement, covenant, right, guarantee, controversy, judgment, damage, claim, counterclaim, liability, or demand of any nature whatsoever relating to any matter covered by this Agreement. This Agreement is personal to Employee, and Employee may not assign, transfer, pledge, or hypothecate this Agreement or any obligations, rights or payments arising under this Agreement. Company may assign its rights under this Agreement.

3.                                       Waiver. No claim or right arising out of a breach or default under this Agreement can be discharged by a waiver of that claim or right unless the waiver is in writing signed by the party to be bound by such waiver. A waiver by any party of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance with such provision, and such provision shall remain in full force and effect.

4.                                       Amendment. Any amendment to this Agreement, including this provision, shall only be made in writing and signed by both Employee and an officer of Company.

5.                                       Severability. This Agreement shall be construed to be valid and enforceable to the maximum extent permitted by law. If any provision of this Agreement is found by a tribunal of competent jurisdiction to be invalid or unenforceable, in whole or in part, however, then the parties agree that the tribunal shall have the ability to modify, amend, or restrict that provision to the extent necessary so that it becomes valid and enforceable, and the parties specifically request that the tribunal do so in order to give effect, to the maximum extent possible, to the parties’ agreement. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable in any respect, then that provision shall be ineffective to the extent, but only to the extent, of that invalidity or unenforceability, and the remainder of that provision and all other provisions of the Agreement shall remain in effect and valid and enforceable.

6.                                       Governing Law. The substantive laws of the State of Illinois only shall govern the interpretation and enforcement of this Agreement, and the conflict of laws rules of Illinois (or any other jurisdiction) shall not be used to apply the substantive law of any other state to the interpretation and enforcement this Agreement.

7.                                       Arbitration. Any dispute regarding Employee’s employment with Company, including but not limited to any dispute under this Agreement, which cannot be resolved by negotiations between Employee and Company shall be submitted to, and solely and exclusively determined by, final and binding arbitration conducted by the American Arbitration Association in accordance with its National Rules For The Resolution Of Employment Disputes, and the parties agree to be bound by the final award of the arbitrator in any such proceeding. Employee waives his right to have any such dispute resolved by judicial proceedings, including any right to trial by jury. All questions regarding whether or not a dispute is subject to arbitration will be resolved by the arbitrator. Arbitration shall be held in Chicago, Illinois or such other place as the parties may mutually agree. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding this provision, however, any action by Company to obtain injunctive relief for breach of Employee’s obligations under this Agreement may be maintained in a court of competent jurisdiction.

8.                                       Entire Agreement. This Agreement is a complete agreement and states fully all agreements, commitments, promises, and understandings as between Employee and Company as to the separation of Employee from employment by Company. This Agreement supersedes any and all prior agreements, whether oral or written, between Employee and Company. Except as expressly provided in this Agreement, Employee is not entitled to any other or further compensation or remuneration from Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth below:

Employee		Company

/s/ Kirk T. Breitenwischer		By:	/s/ Hal H. Barber
KIRK T. BREITENWISCHER
		Its:	Senior Vice-President

Date:	May 2, 2006	Date:	May 3, 2006

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, Kirk T. Breitenwischer does hereby sell, assign, and transfer to Kimball Hill, Inc. 7500 shares of Common Stock of Kimball Hill, Inc. (the “Company”), represented by Certificate No. 31, registered in the name of Kirk T. Breitenwischer on the books of the Company.

Kirk T. Breitenwischer represents and warrants that he is the lawful owner of, and has the complete right, title and interest in and to, the aforesaid shares of Common Stock of the Company represented by Certificate No. 31, free and clear of any liens, claims, encumbrances, or rights of third parties, and that he has full power and authority to sell, assign and transfer to Kimball Hill, Inc. the aforesaid shares of Common Stock of the Company represented by Certificate No. 31.

Kirk T. Breitenwischer does hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of the Company as attorney, with full power of substitution, to transfer the foregoing shares of Common Stock of the Company on the books of the Company, hereby ratifying and confirming all actions that said attorney shall lawfully do by virtue hereof.

Dated:

Kirk T. Breitenwischer

STOCK POWER

FOR VALUE RECEIVED, Kirk T. Breitenwischer does hereby sell, assign, and transfer to Kimball Hill, Inc. 16,500 shares of Common Stock of Kimball Hill, Inc. (the “Company”), represented by Certificate No. 36, registered in the name of Kirk T. Breitenwischer on the books of the Company.

Kirk T. Breitenwischer represents and warrants that he is the lawful owner of, and has the complete right, title and interest in and to, the aforesaid shares of Common Stock of the Company represented by Certificate No. 36, free and clear of any liens, claims, encumbrances, or rights of third parties, and that he has full power and authority to sell, assign and transfer to Kimball Hill, Inc. the aforesaid shares of Common Stock of the Company represented by Certificate No. 36.

Kirk T. Breitenwischer does hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of the Company as attorney, with full power of substitution, to transfer the foregoing shares of Common Stock of the Company on the books of the Company, hereby ratifying and confirming all actions that said attorney shall lawfully do by virtue hereof.

Dated:

Kirk T. Breitenwischer

STOCK POWER

FOR VALUE RECEIVED, Kirk T. Breitenwischer does hereby sell, assign, and transfer to Kimball Hill, Inc. 32,000 shares of Common Stock of Kimball Hill, Inc. (the “Company”), represented by Certificate No. 84, registered in the name of Kirk T. Breitenwischer on the books of the Company.

Kirk T. Breitenwischer represents and warrants that he is the lawful owner of, and has the complete right, title and interest in and to, the aforesaid shares of Common Stock of the Company represented by Certificate No. 84, free and clear of any liens, claims, encumbrances, or rights of third parties, and that he has full power and authority to sell, assign and transfer to Kimball Hill, Inc. the aforesaid shares of Common Stock of the Company represented by Certificate No. 84.

Kirk T. Breitenwischer does hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of the Company as attorney, with full power of substitution, to transfer the foregoing shares of Common Stock of the Company on the books of the Company, hereby ratifying and confirming all actions that said attorney shall lawfully do by virtue hereof.

Dated:

Kirk T. Breitenwischer

STOCK POWER

FOR VALUE RECEIVED, Kirk T. Breitenwischer does hereby sell, assign, and transfer to Kimball Hill, Inc. 14,000 shares of Common Stock of Kimball Hill, Inc. (the “Company”), represented by Certificate No. 88, registered in the name of Kirk T. Breitenwischer on the books of the Company.

Kirk T. Breitenwischer represents and warrants that he is the lawful owner of, and has the complete right, title and interest in and to, the aforesaid shares of Common Stock of the Company represented by Certificate No. 88, free and clear of any liens, claims, encumbrances, or rights of third parties, and that he has full power and authority to sell, assign and transfer to Kimball Hill, Inc. the aforesaid shares of Common Stock of the Company represented by Certificate No. 88.

Kirk T. Breitenwischer does hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of the Company as attorney, with full power of substitution, to transfer the foregoing shares of Common Stock of the Company on the books of the Company, hereby ratifying and confirming all actions that said attorney shall lawfully do by virtue hereof.

Dated:

Kirk T. Breitenwischer

STOCK POWER

FOR VALUE RECEIVED, Kirk T. Breitenwischer does hereby sell, assign, and transfer to Kimball Hill, Inc. 7,000 shares of Common Stock of Kimball Hill, Inc. (the “Company”), represented by Certificate No. 95, registered in the name of Kirk T. Breitenwischer on the books of the Company.

Kirk T. Breitenwischer represents and warrants that he is the lawful owner of, and has the complete right, title and interest in and to, the aforesaid shares of Common Stock of the Company represented by Certificate No. 95, free and clear of any liens, claims, encumbrances, or rights of third parties, and that he has full power and authority to sell, assign and transfer to Kimball Hill, Inc. the aforesaid shares of Common Stock of the Company represented by Certificate No. 95.

Kirk T. Breitenwischer does hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of the Company as attorney, with full power of substitution, to transfer the foregoing shares of Common Stock of the Company on the books of the Company, hereby ratifying and confirming all actions that said attorney shall lawfully do by virtue hereof.

Dated:

Kirk T. Breitenwischer

EXHBIT B

NON-NEGOTIABLE PROMISSORY NOTE

$3,811,500.00	Rolling Meadows, Illinois
July , 2006

FOR VALUE RECEIVED, on or before January 31, 2007, the undersigned, KIMBALL HILL, INC., an Illinois corporation (the “Company”), promises to pay to KIRK T. BREITENWISCHER the principal sum of $3,811,500.00 and simple interest from the date hereof on the balance of principal remaining from time to time unpaid at the rate of six percent (6.00%) per annum.

This Note is made in accordance with and is subject to the provisions of the Confidential Separation Agreement as of April 30, 2006 between the Company and Kirk T. Breitenwischer. Without limiting the generality of the foregoing, the Company’s payment of principal and interest on the Note is subject to any and all limitations and prohibitions contained in the Trust Indenture with respect to the Company’s 10 ½% Senior Subordinated Notes Due 2012 as described in the certain Offering Memorandum of the Company dated December 14, 2005.

This Note is subordinated to the Notes and the Note Guarantees (together with any replacement or substitute Notes and Note Guarantees) issued by the Company pursuant to the provisions of the Company’s 10 ½% Senior Subordinated Notes Due 2012, as such terms are defined in the certain Offering Memorandum of the Company dated December 14, 2005. See Certain Covenants—Limitations on Additional Indebtedness.

All payments on account of the indebtedness evidenced by this Note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

All payments of principal and interest shall be made to Kirk T. Breitenwischer at 3707 Wroxton, Houston, Texas 77005.

The Company shall have the right to prepay this Note in whole or in part and from time to time without penalty, including without limitation prepayment in the event the Company issues equity securities to a non-affiliated third party as provided in the aforesaid Confidential Separation Agreement between the Company and Kirk T. Breitenwischer.

KIMBALL HILL, INC.,
an Illinois corporation

By: